Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints Richard J. Carbone and Peter B. Sayre, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and any other documents in connection herewith, with the Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 9th day of October, 2007.

Signature	Title
/s/ ARTHUR F. RYAN Arthur F. Ryan	Chairman, Chief Executive Officer, President and Director

/s/ FREDERICK K. BECKER Frederic K. Becker	Director

/s/ GORDON M. BETHUNE Gordon M. Bethune	Director

/s/ W. GASTON CAPERTON III W. Gaston Caperton III	Director

/s/ GILBERT F. CASELLAS Gilbert F. Casellas	Director

/s/ JAMES J. CULLEN James G. Cullen	Director

/s/ WILLIAM H. GRAY, III William H. Gray, III	Director

/s/ JON F. HANSON Jon F. Hanson	Director

/s/ CONSTANCE J. HORNER Constance J. Horner	Director

/s/ CHRISTINE A. POON Christine A. Poon	Director

/s/ KARL J. KRAPEK Karl J. Krapek	Director

/s/ JAMES A. UNRUH James A. Unruh	Director